Exhibit 99.1

Xtant Medical Announces Third Quarter 2022 Financial Results

BELGRADE, MT, November 3, 2022 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the third quarter ended September 30, 2022.

“I am pleased that third quarter revenues increased by 5% year-over-year, led by 12% growth in our biologics business. Driven by the successful launches of our OsteoFactor™ and OsteoVive® Plus biologics products and expansion of our distribution network, we are encouraged with the trajectory of our revenue and progress to date in 2022,” said Sean Browne, President and CEO of Xtant Medical. “Our team is focused on the continued execution of our growth strategy, and supported by the recently closed $9.75 million private placement, we are well-positioned to deliver on our objectives. Looking ahead, we expect to be at full operating capacity by the first quarter of 2023 enabling our team to take advantage of the robust demand environment.”

Third Quarter 2022 Financial Results

Third quarter 2022 revenue was $14.5 million, compared to $13.8 million for the same quarter in 2021. The increase in revenue was largely attributable to introductions of new products.

Gross margin for the third quarter of 2022 was 54.6%, compared to 52.2% for the same period in 2021. The increase is primarily attributable to improved capacity utilization.

Operating expenses for the third quarter of 2022 totaled $9.8 million, compared to $8.6 million for the third quarter of 2021. The increase was primarily due to greater independent agent sales commissions, product registration expense and employee compensation expense.

Third quarter 2022 net loss totaled $2.4 million, or $0.03 per share, compared to the third quarter 2021 net loss of $1.8 million, or $0.02 per share.

Non-GAAP Adjusted EBITDA for the third quarter of 2022 totaled a loss of $0.9 million, compared to Non-GAAP Adjusted EBITDA loss of $0.6 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the third quarter 2022 financial results on Thursday, November 3, 2022 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations to be at full operating capacity by the first quarter of 2023 and to continue to execute its growth strategy and deliver on its objectives. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and labor and staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary indicators and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) on March 8, 2022 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of September 30, 2022	As of December 31, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,363	$18,243
Restricted Cash	240	144
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $549 and $552, respectively	9,839	7,154
Inventories	16,993	17,945
Prepaid and other current assets	673	844
Total current assets	45,108	44,330

Property and equipment, net	5,669	5,212
Right-of -use asset, net	1,490	1,258
Goodwill	3,205	3,205
Intangible assets, net	358	400
Other assets	219	287
Total Assets	$56,049	$54,692

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,779	$2,615
Accrued liabilities	5,021	4,349
Current portion of lease liability	443	462
Finance lease obiligations	61	31
Line of credit	720	3,620
Current portion of long-term debt	1,335	-
Total current liabilities	11,359	11,077
Long-term Liabilities:
Lease liability, less current portion	1,094	842
Finance lease obligations, less current portion	197	103
Long-term debt, plus premium and less issuance costs	10,626	11,787
Total Liabilities	23,276	23,809

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 101,981,250 shares issued and outstanding as of September 30, 2022 and 87,068,980 shares issued and outstanding as of December 31, 2021	-	-
Additional paid-in capital	274,234	266,068
Accumulated deficit	(241,461)	(235,185)
Total Stockholders’ Equity	32,773	30,883

Total Liabilities & Stockholders’ Equity	$56,049	$54,692

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Orthopedic product sales	$14,462	$13,743	$42,689	$41,193
Other revenue	-	34	10	100
Total revenue	14,462	13,777	42,699	41,293

Cost of sales	6,566	6,586	18,868	16,498
Gross profit	7,896	7,191	23,831	24,795

Gross profit %	54.6%	52.2%	55.8%	60.0%

Operating expenses
General and administrative	3,729	3,107	11,496	10,307
Sales and marketing	5,838	5,267	16,683	15,712
Research and development	229	262	683	719
Total operating expenses	9,796	8,636	28,862	26,738

Loss from operations	(1,900)	(1,445)	(5,031)	(1,943)

Other Expense
Interest expense	(440)	(329)	(1,197)	(529)
Total Other Expense	(440)	(329)	(1,197)	(529)
Net Loss Before Provision for Income Taxes	(2,340)	(1,774)	(6,228)	(2,472)

Provision for income taxes	(13)	(30)	(48)	(94)
Net Loss	$(2,353)	$(1,804)	$(6,276)	$(2,566)

Net loss per share:
Basic	$(0.03)	$(0.02)	$(0.07)	$(0.03)
Dilutive	$(0.03)	$(0.02)	$(0.07)	$(0.03)

Shares used in the computation:
Basic	93,278,610	86,763,210	89,236,832	84,926,656
Dilutive	93,278,610	86,763,210	89,236,832	84,926,656

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(6,276)	$(2,566)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	971	1,041
Gain on disposal of fixed assets	(91)	(164)
Non-cash interest	175	38
Non-cash rent expense	2	8
Stock-based compensation	1,825	1,501
Provision for reserve (recovery) on accounts receivable	277	(25)
Provision for excess and obsolete inventory	1,568	572

Changes in operating assets and liabilities:
Accounts receivable	(2,962)	584
Inventories	(616)	1,128
Prepaid and other assets	239	(126)
Accounts payable	1,164	(592)
Accrued liabilities	671	(1,383)
Net cash (used in) provided by operating activities	(3,053)	16

Investing activities:
Purchases of property and equipment	(1,321)	(1,489)
Proceeds from sale of fixed assets	184	194
Net cash used in investing activities	(1,137)	(1,295)

Financing activities:
Payment of taxes from withholding of common stock on vesting of restricted stock units	-	(23)
Payments on financing leases	(35)	(42)
Costs associated with refinancing	-	(136)
Payments on long-term debt	-	(411)
Borrowings on line of credit	36,680	22,767
Repayments of line of credit	(39,580)	(23,029)
Proceeds from private placement, net of cash issuance costs	6,341	18,426
Net cash provided by financing activities	3,406	17,552

Net change in cash and cash equivalents and restricted cash	(784)	16,273
Cash and cash equivalents and restricted cash at beginning of period	18,387	2,341
Cash and cash equivalents and restricted cash at end of period	$17,603	$18,614

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivelants	$17,363	$18,175
Restricted cash	240	439
Total cash and restricted cash reported in the condensed consolidated balance sheets	$17,603	$18,614

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net Loss	$(2,353)	$(1,804)	$(6,276)	$(2,566)

Depreciation and amortization	372	310	971	1,041
Interest expense	440	329	1,197	529
Tax expense	13	30	48	94
Non-GAAP EBITDA	(1,528)	(1,135)	(4,060)	(902)

Non-GAAP EBITDA/Total revenue	-10.6%	-8.2%	-9.5%	-2.2%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	640	580	1,825	1,501
Separation-related expenses	-	-	3	-
Litigation reserve	-	-	-	550
Non-GAAP Adjusted EBITDA	$(888)	$(555)	$(2,232)	$1,149

Non-GAAP Adjusted EBITDA/Total revenue	-6.1%	-4.0%	-5.2%	2.8%